EXHIBIT 10.1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Independent Representative Agreement

This Agreement is between Vilex, Inc (“Vilex”), with offices located at 111 Moffitt Street, McMinnville, TN 37110, and Fuse Medical, Inc., with offices located at 4770 Bryant Irvin Court, Suite 400, Fort Worth, Texas 76107 (“Representative”) and is effective as of July 17, 2014 (the “Effective Date”).

1.
Term of this Agreement is five (5) years from the Effective Date. This Agreement shall automatically renew for additional one-year periods at the expiration of the original term and each renewal period thereafter unless terminated pursuant to Section 6.

2.
The Territory is the United States of America and will be non-exclusive except for the Exclusive Account list, which is attached hereto as Exhibit B. Vilex specifically reserves the right to sell the Products in the Territory through alternate arrangements, including National Accounts contracts/organizations.

3.	The term “Products” shall mean those products listed in Exhibit A.

4.	Vilex agrees:

a)
To pay Representative, as its entire compensation for all services provided to Vilex under this Agreement, commissions at the rate set forth on Exhibit A based on “net sales” of Products sold to Vilex-approved customers (“Customers”) by the Representative within the Territory. For purposes of this Agreement, “net sales” shall mean gross sales, less returns, rebates, discounts, and bad debts. When bad debts may affect Representative’s entitlement to commissions, Vilex shall notify Representative and provide a minimum of a thirty (30) day period during which the Representative will try to collect said bad debts. After such period, if the bad debts have not been collected, a downward adjustment to the Representative’s entitlement to Commissions will be made. A bad debt is defined as any invoice that is ninety (90) days past-due. An adjustment to Representative’s commission will not occur until 120 days after the date of the relevant invoice. If the Representative is terminated with a negative commission balance, such sum shall be repaid to Vilex.

Exhibit A may be amended from time to time upon thirty (30) days written notice and by agreement between the parties. Commission structure is based on Representative reaching quotas to be established ninety days after the Effective Date. Commissions will be paid by direct deposit or check and will be mailed/processed for each calendar month on or before the fifteenth (15th) day of the month following that calendar month. Commissions will not be paid on: 1) sales to the Representative, 2) orders either not accepted by Vilex or canceled by Vilex or the customer, 3) orders without purchase order numbers.

Vilex will provide a written statement in reasonable detail for each monthly period, outlining the calculation of commissions paid and/or any amounts deducted. Any claims by the Representative challenging the basis or calculation of commissions paid must be made in writing to Vilex within ninety (90) days of the statement in question.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

b)	To notify Representative, via email, a minimum of 30 days in advance of any planned price change to the following email address: courtney@fusemedical.com.

c)	To provide literature, price lists, and clinical study reprints as deemed applicable and available for distribution.

d)
To invoice all Customers directly. All payments due from Customers shall be made directly to Vilex. In the event any Customer makes payment for any Products to Representative, Representative shall immediately forward such payment to Vilex. It is further expressly agreed that Representative has no authority to make any allowance (including rebates, discounts, promotions and consignments) with respect to the Products without the prior written consent of Vilex.

e)
To defend, indemnify and hold harmless Representative and its affiliates, officers, directors, members, managers, employees, representatives, and agents from and against any and all claims, damages, losses, liabilities, costs and expenses arising out of Vilex’ performance under this Agreement that are caused in whole or in part by Vilex’ willful misconduct or negligent act or omission or that are caused by the willful misconduct or negligent act or omission of any person employed or engaged by Vilex for whose acts Vilex may be liable.

f)
To hold as confidential any and all information with respect to Representative, or the business, products and activities of Representative which is furnished or disclosed to Vilex by Representative or which otherwise becomes known to Vilex in connection with or as a result of its performance under this Agreement and which is not in the public domain shall be treated as confidential information by Vilex. Vilex will not disclose such information to others, will take all precautions that are reasonably necessary to prevent the disclosure of such confidential information, and will use such information only in connection with the performance of its obligations under this Agreement. In the event Vilex shall breach any of its obligations with respect to this Paragraph, Vilex agrees that Representative, in pursuing its remedies at law or in equity, shall be entitled to seek a temporary restraining order or a preliminary injunction against Vilex as a remedy for any such breach without posting any type of bond.

g)
When there is no consistent Product utilization, Product requested by Representative shall (at Representative’s request) be delivered directly to facilities where Vilex is an approved vendor. Product maintenance and return to Vilex will be the sole responsibility of Representative.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.	REPRESENTATIVE agrees:

a)
To provide best efforts to actively promote and sell Vilex’ Products and follow-up leads provided by Vilex. Any expenses associated with any sales or attempted sale shall be borne by the Representative.

b)
Not to promote or advertise the Products in any way that exceeds the scope of product clearances or is different in meaning from the statements made by Vilex in its own marketing or sales literature. Any additional advertising or promotional materials created by Representative must be approved in writing by Vilex prior to any use thereof by Representative. All solicitations of orders by Representative from Customers shall be conducted in accordance with such prices, quantities, procedures, policies, Instructions for Use and other terms and conditions as may be agreed from time to time between Representative and Vilex. Further, Representative shall act in conformity with all laws, federal, state, and local, affecting the sale of Products, including without limitation, the antitrust laws, and the Federal Trade Commission’s regulations.

c)
To furnish Vilex with reasonable information to Vilex to allow Vilex to evaluate the current or potential sales of the Products in the Territory, and to inform Vilex promptly of any factor known to Representative which might materially and adversely affect current or potential sales of the Products in the Territory.

d)
To hold as confidential any and all information with respect to the Products, Vilex, or the business and activities of Vilex which is furnished or disclosed to Representative by Vilex or which otherwise becomes known to Representative in connection with or as a result of its performance under this Agreement and which is not in the public domain shall be treated as confidential information by Representative. Representative will not disclose such information to others, will take all precautions, which are reasonably necessary to prevent the disclosure of such confidential information, and will use such information only in connection with the performance of its obligations under this Agreement. In the event Representative shall breach any of its obligations with respect to this Paragraph, Representative agrees that Vilex, in pursuing its remedies at law or in equity, shall be entitled to seek a temporary restraining order or a preliminary injunction against Representative as a remedy for any such breach without posting any type of bond.

e)
That during the term of this Agreement (including any renewal term) and for one year thereafter, Representative agrees not to (i) engage in any act to solicit any supplier of Vilex or any established Authorized Vilex representative or agent of the Products, to cease or reduce doing business with Vilex; or (ii) engage in any act to interfere with the contractual relationship between Vilex and any such supplier of Vilex or subject to the terms of Exhibit A hereto any established Authorized Vilex representative or agent of the Products.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

f)
To forward to Vilex, within 24 hours of the receipt of notice, any customer complaints with regard to the Products and to assist Vilex with the identification of any affected customers in the event of product recall.

g)
That no restrictive covenants exist which may limit the Representative’s activities in the Territory or field and/or area of this Agreement, and to indemnify, defend and hold Vilex, its shareholders, employees and managers harmless from any suits, actions, or claims arising from the Representative’s relationship in any fashion with any other business or related entity or party.

h)	To remain a Representative in good standing, avoiding insolvency, and agreeing to pay its just debts as they may be due and owing.

i)
That Vilex may, with written agreement from Representative, establish a Product end-user pricing floor at or below which a sale must be pre- approved by Vilex, and Vilex may or may not, at its sole discretion, pay commissions according to paragraph 4a. and Exhibit A.

j)
To comply with and cause its shareholders, officers, directors and employees to be bound by and comply with the provisions of paragraphs 5.c. and 5.e. herein and any covenants or agreements set forth in Exhibit A attached hereto.

k)
That all trademarks, trade names, logos, copyrights and other intellectual property rights used or adopted by Vilex in connection with the Products or any other business of Vilex (“Trademarks”) shall at all times be and remain the exclusive property of Vilex or its licensors. Representative will not in any way dispute or contest the validity of the Trademarks, Vilex’ (or such licensors’) ownership of or right to license the Trademarks or Vilex’ right to use and control the use of the Trademarks, nor will Representative do or permit to be done any action or thing which will in any way impair the rights of Vilex or such licensors in and to the Trademarks. Representative acknowledges and agrees that any use of the Trademarks will not create in it any right, title, or interest in and to the Trademarks and agrees that all use of the Trademarks and any goodwill associated therewith will inure to the benefit of Vilex or such licensors. Representative will not adopt or use in any way (including as a part of its trade name) any trademark, trade name, mark, logo, or symbol which, in the opinion of Vilex, is similar to or likely to be confused with any of the Trademarks. Representative will immediately notify Vilex of any activity or trademark usage that appears to conflict with Vilex’ right, title or interest in and to any of the Trademarks.

l)
To indemnify Vilex and Vilex’ directors, officers, shareholders, employees, and representatives against all claims, damages, losses, and expenses, including reasonable attorney’s fees and expenses, arising out of Representatives performance under this Agreement that are caused directly by Representative’s intentional and willful misconduct or negligent act or omission or of any person employed or engaged by Representative for whose acts Representative may be liable under this paragraph.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.
Either party may terminate this Agreement for cause if, after giving thirty (30) days written notice to the other of the cause for termination of this Agreement, such cause shall, at the expiration of said thirty (30) day period, remain uncured. Cause shall be defined as:

a)	Breach or failure by either party to perform any material term or condition of this Agreement;

b)
Representative becomes insolvent or unable to pay debts as they mature or makes assignment for the benefit of creditors, or any proceeding is instituted by or against the Representative alleging that the Representative is insolvent or unable to pay its debts as they mature or under any Federal bankruptcy laws or State insolvency laws or a trustee or receiver or other court officer is appointed for any property or business of the Representative or any property of the Representative is attached.

If Agreement terminates under this Section 6, Representative will promptly return to Vilex, via FedEx (unless otherwise agreed to by both parties), all consigned and unused sample Products, and literature in undamaged condition. If terminated for breach, the party that breached shall pay shipping costs. If termination is for cause, non-terminating party shall pay shipping costs. If any consigned or sample Product is lost, stolen, damaged, or destroyed, Representative will pay to Vilex the “Wholesale Value” of said Product. Furthermore Representative agrees not to sell, trade, offer in any way or promote, sell or trade Product in any manner after termination of this Agreement. For purposes of the foregoing sentence, “Wholesale Value” shall mean [*****] percent ([**]%) of the retail price of the Product at the time of the termination of this Agreement.

Following any such termination, Vilex agrees to remit to the Representative any commissions owed, as defined and adjusted by the terms of this Agreement, including the language and terms within the rights of termination, no later than 30 days after the effective termination date of this Agreement.

The obligations of paragraphs 5.e. shall survive any termination of this Agreement for the term stated in 5.e.

This Agreement may be terminated prior to the end of the Term or any extension thereof subject to the following:

A. By Vilex, upon written notice to Representative if Representative does not during the first two (2) years of Agreement increase its Contract Revenue (as defined below), on a quarterly basis (i.e., quarter over quarter), by at least an annualized average of fifteen percent (15%) per quarter. The term “Contract Revenue” shall mean, for any period, the amount of revenue collected by Representative from customers during such period for sales of Product by Representative to such customers during such period, minus any applicable sales taxes, rebates, discounts and returns.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

B. By Representative, upon written notice to Vilex if Representative cannot during the first two (2) years of Agreement increase its Contract Revenue (as defined below), on a quarterly basis (i.e., quarter over quarter), by at least an annualized average of fifteen percent (15%) per quarter.

C. In the event that Vilex undergoes a Change of Control, Vilex or its successor in interest resulting from such Change of Control (the “Company Successor”) shall have the right to terminate this Agreement and acquire Representative’s book of business related to the Products (the “Book of Business”) upon ninety (90) days notice to Representative (the “Change of Control Termination Notice”). In the event of such termination under this Section 6 (a “Change of Control Termination”), the Company Successor shall be obligated to pay Representative a fee in consideration of Distributor’s selling and transferring its Book of Business to the Company Successor (the “Termination Payment”). Such Termination Payment shall be mutually agreed between Company Successor and Representative.

7.
This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous proposals, oral or written and all negotiations, conversations, or discussions had between the parties related to the subject matter of this Agreement.

8.
Should any part or portion of the Agreement, for any reason, be declared invalid, such decision shall not affect the validity of the remaining portions hereof, and such remaining portions shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated.

9.	This Agreement is not assignable without the prior written consent of Vilex, such consent not to be unreasonably withheld, conditioned, or delayed.

10.	Terms and conditions of this Agreement may be modified only by mutual written agreement.

11.
This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of Tennessee, without reference to conflict of laws principles or statutory rules of arbitration. Any action, litigation, claim, dispute, or proceeding relating in any way, either directly or indirectly, to this Agreement or the subject matter hereof shall be brought exclusively in the courts located in the State of Tennessee, County of Warren, USA, and further, the parties hereto specifically consent and agree that the jurisdiction and venue of the courts located in the State of Tennessee, County of Warren, USA are appropriate and proper. The prevailing party shall be entitled to collect from the other parties, the prevailing party’s reasonable attorneys’ fees and costs in connection with any action or proceeding (including arbitration) against such other parties seeking to enforce any provision of, or based on any right arising out of, this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.
Either party may, at its own expense, audit the other to the extent necessary to confirm the amounts payable or receivable hereunder. Such audit shall be conducted by an independent certified accounting firm.

13.
The parties recognize that this Agreement does not create any actual or apparent agency, partnership, joint venture, or franchise between the parties. Neither party is authorized to enter into or commit the other to any agreements, and neither party shall represent itself as the agent or legal representative of the other party.

Agreed to as of the Effective Date:

Representative:

FUSE MEDICAL, INC.	VILEX, INC.

D. Alan Meeker	Sylvia J. Southard
Name	Name

/s/ D. Alan Meeker	/s/ Sylvia J. Southard
Signature	Signature

CEO	President
Title	Title

07/17/14	07/17/14
Date	Date

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A
Pricing and Commission Structure
And Products

Current Vilex pricing is appended to this Exhibit A.

Commission Structure:

Cannulated Screws manufactured by Vilex (not plate screws) Sxx, Fxx Screws	[**]%
All additional charges added to the invoice including Handling fees, tool usage, etc.	[**]%
All other Vilex products including but not limited to:
Internal Fixation:
1st MPJ and Lesser Hemi
1st MPJ and Lesser Met Heads
TOV (Subtalar Arthroreresis)
Plates and plate screws
Power Equipment and accessories
FUZE
Nitinol Memory Staples
External fixation including rings and rails
[**]%

If the Customer (i.e., hospital, surgical center, doctor or health professional etc.) has a relationship with an existing Vilex representative other than the Representative (the “Other Rep”), such Other Rep shall manage and support the Vilex relationship with such customer and receive a commission equal to [**]% from Representative. If the Other Rep fails to provide such management and support, then Vilex shall provide such management and support for such customer as a house account.

In the event Representative has any relationship with a Customer that would conflict with or confuse the relationship between the Customer and an Other Rep regarding any aspect of the sale or service of the Products, then Vilex shall serve notice to the Other Rep that from the date of notice from Representative that Representative will be servicing the Customer. Other Rep may then choose to receive a [**]% fee from Representative and service such account, or Vilex will take appropriate actions to assure that Representative is the sole representative servicing such account on behalf of Vilex.

All Products are deemed to be manufactured by Vilex.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B

Exclusive Account List

[TO BE PROVIDED WITHIN FIVE BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE]

Representative to provide names of physicians within its network and affiliated network